Registration No. 333-124512

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 5
TO
FORM S-1
ON
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE DRESS BARN, INC.
(Exact name of registrant as specified in its charter)

5621
(Primary Standard Industrial Classification Code Number)

Connecticut	30 Dunnigan Drive	06-0812960
(State or other jurisdiction of incorporation or organization)	Suffern, New York 10901 (845) 369-4500 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(I.R.S. Employer Identification Number)

David R. Jaffe
President, Chief Executive Officer and Director
The Dress Barn, Inc.
30 Dunnigan Drive
Suffern, New York 10901
Telephone: (845) 369-4500
Fax: (845) 369-4595
(Name, address, including zip code, and telephone number, including area code, of agent for service)

 Copies of communications to:

Steven Kirshenbaum, Esq.
Proskauer Rose LLP
1585 Broadway
New York, New York 10036
Telephone: (212) 969-3000
Fax: (212) 969-2900

Approximate date of commencement of proposed sale to the public:
From time to time or at one time after the effective date of this Registration Statement as the selling securityholders shall determine.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The Dress Barn, Inc. hereby withdraws from registration all securities that were registered for sale and that were not sold under this registration statement.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 5 to the Form S-1 on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Suffern, State of New York on March 1, 2007.

THE DRESS BARN, INC.

By:	/s/ David R. Jaffe
David R. Jaffe
President and Chief Executive Officer